EX-35.4
(logo) ING
REAL ESTATE
INVESTMENT MANAGEMENT

March 24, 2008

Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York 10010
Attention: Edmund Taylor
Cc: Casey McCutcheon, Esq.
Compliance Department, telecopy no:
(212) 325-8282
Wachovia Bank, National Association
NC 1075 9th Floor
201 S. College Street
Charlotte, NC 28244-1067
Attention: Credit Suisse First Boston Mortgage Securities
Corp., Commercial Mortgage Pass-Through Certificates,
Series 2007-C4
Telecopy number: (704) 715-0036

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services
(CMBS)- Credit Suisse First Boston
Series 2007-C4

Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
    Pass-Through Certificates, Series 2007-C4

Dear Sir or Madam:

This Officer's Certificate is provided to you by ING Clarion Partners, LLC ("Clarion") pursuant to Section 12.11 of that certain Pooling and Servicing Agreement ("PSA") dated as of Septemeber 1, 2007 relative to the above referenced securitization for which Clarion acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Clarion, hereby informs you that (i) a review of the activities of the Special Servicer and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof or, if there has been a failure to fulfill any such obligation in any material respect, each such failure know to the officer and the nature and status thereof are set forth below, and (iii) the Special Servicer has received no notice regarding qualification, or challenging the status, of any REMIC formed pursuant to the Agreement from the IRS or any other governmental agency or body.

Sincerely,


ING Clarion Partners, LLC
A New York limited liability company,
its authorized agent



By: /s/ Bruce G. Morrison
Bruce G. Morrison
Authorized Signatory